UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 14, 2012 (June 14, 2012)

ARKANSAS BEST CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Old Greenwood Road Fort Smith, Arkansas	72903
(Address of principal executive offices)	(Zip Code)

(479) 785-6000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 - Regulation FD Disclosure

On June 14, 2012, Arkansas Best Corporation (Nasdaq: ABFS) (“Arkansas Best”) issued a press release announcing that it had entered into a definitive agreement to acquire Panther Expedited Services, Inc., a Delaware corporation (“Panther”), from Fenway Partners LLC for approximately $180 million, subject to post-closing adjustments, with all of Panther’s outstanding debt being repaid as part of the transaction.  The press release also announced that Arkansas Best will be hosting a conference call on Thursday, June 14, 2012, at 8:30 a.m., ET, to discuss the details of the proposed transaction.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.  The investor presentation to be discussed on the conference call is attached as Exhibit 99.2 to this Current Report on Form 8-K.

FORWARD LOOKING STATEMENTS

Certain statements and information in this Current Report Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions and the negatives of such terms are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts.  Our forward-looking statements and forecasts involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

•                  general economic conditions and related shifts in market demand that impact the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries and limit our customers’ access to adequate financial resources;

•                  the closing of the Panther acquisition and related bank financing and the successful integration of Panther;

•                  relationships with employees, including unions;

•                  union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans;

•                  competitive initiatives, pricing pressures, the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates and the inability to collect fuel surcharges;

•                  availability of fuel;

•                  availability and cost of reliable third-party services;

•                  the timing and amount of capital expenditures;

•                  future costs of operating expenses such as fuel and related taxes;

•                  self-insurance claims and insurance premium costs;

•                  governmental regulations and policies;

•                  future climate change legislation;

•                  availability and cost of capital and financing arrangements;

•                  the cost and timing of growth initiatives;

•                  the impact of our brand and corporate reputation;

•                  the cost, integration and performance of any future acquisitions;

•                  costs of continuing investments in technology and the impact of cyber incidents;

•                  weather conditions; and

•                  other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 14, 2012.

99.2	Investor presentation, dated June 14, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARKANSAS BEST CORPORATION

(Registrant)

Date:	June 14, 2012	s/ Michael R. Johns
Michael R. Johns
Vice President — General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated June 14, 2012.

99.2	Investor presentation, dated June 14, 2012.